EXHIBIT 99
Supplemental Unaudited Historical Business Segment Information
Based on Segment Realignments as of January 1, 2007
     As more fully described below, as of January 1, 2007, the Company realigned and reclassified certain business segments. ACCO Brands is including in this Current Report on Form 8-K the following annual and quarterly information for the years ended December 31, 2006 and 2005 (except where indicated otherwise) to reflect these business segment realignments:
•	Supplemental unaudited reclassified business segment net sales.

•	Supplemental unaudited operating income information.

•	Supplemental unaudited adjusted operating income, excluding restructuring, asset impairment and restructuring-related items (provided on an annual and quarterly basis for the year ended December 31, 2006).

•	Supplemental unaudited reclassified pro forma net sales for 2005 (provided on an annual and quarterly basis for the year ended December 31, 2005).

•	Supplemental unaudited pro forma operating income information (provided on an annual and quarterly basis for the year ended December 31, 2005).

•	Supplemental unaudited adjusted pro forma operating income, excluding pro forma amounts for restructuring, asset impairment and restructuring-related items (provided on an annual and quarterly basis for the year ended December 31, 2005).

•	Supplemental 2006 sales growth analysis.

•	Supplemental discussion of reclassification-related business segment reported operating results comparing the years ended December 31, 2006 and 2005.

•	Supplemental discussion of reclassification-related business segment reported operating results for the year ended December 31, 2006 compared to reclassification-related business segment pro forma operating results for the year ended December 31, 2005.
     This supplemental unaudited information is being provided to show reclassified historical results for the realigned segments. The Company did not operate under the realigned segments structure for any of these prior periods and will begin to report comparative results under the new structure with the filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2007.
     Supplemental segment pro forma results for the year ended December 31, 2005, and discussions related thereto, were derived from the Company’s Current Report on Form 8-K dated February 14, 2006. Such supplemental pro forma financial information has been prepared as though ACCO Brands and General Binding Corporation (“GBC”) had been combined as of January 1, 2005, and is based on the historical financial statements of ACCO Brands and GBC after giving effect to the merger of ACCO Brands and GBC, which took place on August 17, 2005. Pro forma results are based on SEC regulations and are on a non-GAAP basis. The Company is furnishing this unaudited pro forma financial information for informational purposes only to provide investors with a comparative framework from which to analyze the Company’s 2005 and 2006 performance after giving effect to the business segment realignments. The unaudited pro forma financial information is not indicative of the results of operations that would have been achieved if the merger had taken place at January 1, 2005, or that may result in the future. In addition, the pro forma information has not been adjusted to reflect any operating efficiencies that have been, or may in the future be, realized as a result of the combination of ACCO Brands and GBC.
     “Adjusted’ results exclude all restructuring, asset impairment and restructuring-related items, as well as unusual tax items, for the combined company, and are non-GAAP measures. Adjusted pro forma information is provided to assist in the comparability with current-period results. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with measures presented by other companies.
     Effective January 1, 2007, ACCO Brands made the following changes to its business segments:
•	ACCO Brands created a new business segment, the Document Finishing Group, which consists of the following businesses and units:
o	the businesses comprising its former Other Commercial Segment (consisting of the Document Finishing Group and Day-Timers businesses);

o	the Company’s document communication business unit, which was transferred from the Office Products Group; and

o	the Company’s high speed binding business unit, which was transferred from the former Industrial Print Finishing Group (“IPFG”) business segment.
•	In addition, the remaining components of the former IPFG business segment began reporting as the Commercial Laminating Solutions Group business segment to more appropriately reflect the remaining operations.
     On a reclassified basis, 2006 net sales for the new Document Finishing Group totaled $586.3 million. The new Document Finishing Group segment is expected to increasingly leverage common technologies, manufacturing and distribution facilities, call center and internet technology and common IT support. The financial information presented herein reflects the impact of these changes for all periods presented.

ACCO Brands Corporation
Supplemental Business Segment Information — Reported Segment Results
Based on Segment Structure Effective January 1, 2007
(Unaudited)
(In millions of dollars)

	2006 (1)			2005 (1)
		Operating	OI		Operating	OI	Sales	OI
	Net Sales	Income (2)	Margin	Net Sales	Income (2)	Margin	Change	Change

Q1:
Office Products	$230.5	$5.8	2.5%	$182.4	$14.4	7.9%	26%	(60)%
Document Finishing	141.6	5.9	4.2%	48.1	5.4	11.2%	194%	9%
Computer Products	51.9	8.3	16.0%	44.3	8.9	20.1%	17%	(7)%
Commercial Laminating Solutions	44.6	3.2	7.2%	—	—		NM	NM
Corporate	—	(9.5)		—	(2.6)

Total	$468.6	$13.7	2.9%	$274.8	$26.1	9.5%	71%	(48)%

Q2:
Office Products	$231.9	$(6.4)	(2.8)%	$181.8	$9.8	5.4%	28%	(165)%
Document Finishing	135.6	4.4	3.2%	44.8	3.4	7.6%	203%	29%
Computer Products	51.2	6.5	12.7%	49.1	12.1	24.6%	4%	(46)%
Commercial Laminating Solutions	43.9	4.0	9.1%	—	—		NM	NM
Corporate	—	(8.6)		—	(2.6)

Total	$462.6	$(0.1)	0.0%	$275.7	$22.7	8.2%	68%	(100)%

Q3:
Office Products	$252.3	$11.9	4.7%	$239.1	$22.1	9.2%	6%	(46)%
Document Finishing	142.8	5.6	3.9%	102.1	9.4	9.2%	40%	(40)%
Computer Products	62.2	14.6	23.5%	59.3	11.6	19.6%	5%	26%
Commercial Laminating Solutions	41.9	1.4	3.3%	23.5	1.6	6.8%	78%	(13)%
Corporate	—	(8.0)		—	(12.5)

Total	$499.2	$25.5	5.1%	$424.0	$32.2	7.6%	18%	(21)%

Q4:
Office Products	$248.4	$2.5	1.0%	$256.3	$18.6	7.3%	(3)%	(87)%
Document Finishing	166.3	14.6	8.8%	159.8	19.4	12.1%	4%	(25)%
Computer Products	63.3	12.1	19.1%	56.0	10.7	19.1%	13%	13%
Commercial Laminating Solutions	42.6	3.4	8.0%	40.9	1.8	4.4%	4%	89%
Corporate	—	(6.8)		—	(6.8)

Total	$520.6	$25.8	5.0%	$513.0	$43.7	8.5%	1%	(41)%

Total Year:
Office Products	$963.1	$13.8	1.4%	$859.6	$64.9	7.6%	12%	(79)%
Document Finishing	586.3	30.5	5.2%	354.8	37.6	10.6%	65%	(19)%
Computer Products	228.6	41.5	18.2%	208.7	43.3	20.7%	10%	(4)%
Commercial Laminating Solutions	173.0	12.0	6.9%	64.4	3.4	5.3%	169%	253%
Corporate	—	(32.9)		—	(24.5)

Total	$1,951.0	$64.9	3.3%	$1,487.5	$124.7	8.4%	31%	(48)%

(1)	The results of General Binding Corporation (GBC) are included from August 17, 2005, the date of the merger with GBC.
(2)	The above results include restructuring, asset impairment and restructuring-related costs, in accordance with U.S. GAAP.

ACCO Brands Corporation
Supplemental Comparison of 2006 Reported and 2005 Pro Forma Business Segment Information
Based on Segment Structure Effective January 1, 2007
(Unaudited)
(In millions of dollars)

	2006					2005					Changes
	Reported	Reported	Excluded	Adjusted	Adjusted	Pro Forma	Pro Forma	Excluded	Adjusted	Adjusted	Sales	Sales	Adjusted	Adjusted	Margin
	Net Sales	OI	Charges	OI	OI Margin	Net Sales	OI	Charges	OI	OI Margin	$	%	OI $	OI %	Points

Q1:
Office Products	$230.5	$5.8	$6.8	$12.6	5.5%	$228.4	$13.7	$1.0	$14.7	6.4%	$2.1	0.9%	$(2.1)	(14.3)%	(0.9)
Document Finishing	141.6	5.9	1.5	7.4	5.2%	138.6	7.0	—	7.0	5.1%	3.0	2.2%	0.4	5.7%	0.1
Computer Products	51.9	8.3	—	8.3	16.0%	44.3	8.9	—	8.9	20.1%	7.6	17.2%	(0.6)	(6.7)%	(4.1)
Commercial Laminating Solutions	44.6	3.2	—	3.2	7.2%	43.4	2.2	—	2.2	5.1%	1.2	2.8%	1.0	45.5%	2.1
Corporate	—	(9.5)	1.3	(8.2)		—	(10.2)	2.6	(7.6)		—		(0.6)

Total	$468.6	$13.7	$9.6	$23.3	5.0%	$454.7	$21.6	$3.6	$25.2	5.5%	$13.9	3.1%	$(1.9)	(7.5)%	(0.5)

Q2:
Office Products	$231.9	$(6.4)	$13.1	$6.7	2.9%	$229.9	$12.9	$1.9	$14.8	6.4%	$2.0	0.9%	$(8.1)	(54.7)%	(3.5)
Document Finishing	135.6	4.4	2.1	6.5	4.8%	138.9	10.0	0.4	10.4	7.5%	(3.3)	(2.4)%	(3.9)	(37.5)%	(2.7)
Computer Products	51.2	6.5	1.3	7.8	15.2%	49.1	12.1	—	12.1	24.6%	2.1	4.3%	(4.3)	(35.5)%	(9.4)
Commercial Laminating Solutions	43.9	4.0	—	4.0	9.1%	44.4	3.8	—	3.8	8.6%	(0.5)	(1.1)%	0.2	5.3%	0.5
Corporate	—	(8.6)	1.3	(7.3)		—	(8.1)	2.5	(5.6)		—		(1.7)

Total	$462.6	$(0.1)	$17.8	$17.7	3.8%	$462.3	$30.7	$4.8	$35.5	7.7%	$0.3	0.1%	$(17.8)	(50.1)%	(3.9)

Q3:
Office Products	$252.3	$11.9	$11.0	$22.9	9.1%	$263.9	$22.7	$(1.1)	$21.6	8.2%	$(11.6)	(4.4)%	$1.3	6.0%	0.9
Document Finishing	142.8	5.6	2.3	7.9	5.5%	141.2	8.9	0.1	9.0	6.4%	1.6	1.1%	(1.1)	(12.2)%	(0.9)
Computer Products	62.2	14.6	0.3	14.9	24.0%	59.3	11.6	—	11.6	19.6%	2.9	4.9%	3.3	28.4%	4.4
Commercial Laminating Solutions	41.9	1.4	—	1.4	3.3%	42.6	3.3	—	3.3	7.7%	(0.7)	(1.6)%	(1.9)	(57.6)%	(4.4)
Corporate	—	(8.0)	—	(8.0)		—	(14.7)	7.5	(7.2)		—		(0.8)

Total	$499.2	$25.5	$13.6	$39.1	7.8%	$507.0	$31.8	$6.5	$38.3	7.6%	$(7.8)	(1.5)%	$0.8	2.1%	0.2

Q4:
Office Products	$248.4	$2.5	$23.0	$25.5	10.3%	$256.3	$19.3	$4.0	$23.3	9.1%	$(7.9)	(3.1)%	$2.2	9.4%	1.2
Document Finishing	166.3	14.6	1.4	16.0	9.6%	159.8	20.4	0.3	20.7	13.0%	6.5	4.1%	(4.7)	(22.7)%	(3.4)
Computer Products	63.3	12.1	—	12.1	19.1%	56.0	10.7	—	10.7	19.1%	7.3	13.0%	1.4	13.1%	—
Commercial Laminating Solutions	42.6	3.4	—	3.4	8.0%	40.9	2.3	—	2.3	5.6%	1.7	4.2%	1.1	47.8%	2.4
Corporate	—	(6.8)	0.3	(6.5)		—	(6.8)	3.0	(3.8)		—		(2.7)

Total	$520.6	$25.8	$24.7	$50.5	9.7%	$513.0	$45.9	$7.3	$53.2	10.4%	$7.6	1.5%	$(2.7)	(5.1)%	(0.7)

Total Year
Office Products	$963.1	$13.8	$53.9	$67.7	7.0%	$978.5	$68.6	$5.8	$74.4	7.6%	$(15.4)	(1.6)%	$(6.7)	(9.0)%	(0.6)
Document Finishing	586.3	30.5	7.3	37.8	6.4%	578.5	46.3	0.8	47.1	8.1%	7.8	1.3%	(9.3)	(19.7)%	(1.7)
Computer Products	228.6	41.5	1.6	43.1	18.9%	208.7	43.3	—	43.3	20.7%	19.9	9.5%	(0.2)	(0.5)%	(1.8)
Commercial Laminating Solutions	173.0	12.0	—	12.0	6.9%	171.3	11.6	—	11.6	6.8%	1.7	1.0%	0.4	3.4%	0.1
Corporate	—	(32.9)	2.9	(30.0)		—	(39.8)	15.6	(24.2)		—		(5.8)

Total	$1,951.0	$64.9	$65.7	130.6	6.7%	$1,937.0	$130.0	$22.2	$152.2	7.9%	$14.0	0.7%	$(21.6)	(14.2)%	(1.2)

ACCO Brands Corporation
Supplemental 2006 Sales Growth Analysis
Based on Segment Structure Effective January 1, 2007
(Unaudited)

	Percent Change – Sales
	Pro Forma Net	Currency	Change in
	Sales Growth	Translation	Calendar(1)	Price	Volume

Q1 2006:
Office Products	0.9%	(2.1)%	0.0%	0.2%	2.8%
Document Finishing	2.2%	(2.7)%	(0.2)%	1.3%	3.8%
Computer Products	17.2%	(2.9)%	1.8%	2.7%	15.6%
Commercial Laminating Solutions	2.8%	(3.2)%	0.0%	1.8%	4.2%

Total	3.1%	(2.5)%	0.1%	0.9%	4.6%

Q2 2006:
Office Products	0.9%	0.3%	0.0%	0.1%	0.5%
Document Finishing	(2.4)%	0.1%	0.0%	0.8%	(3.3)%
Computer Products	4.3%	0.6%	(0.3)%	(0.2)%	4.2%
Commercial Laminating Solutions	(1.1)%	0.0%	0.0%	1.4%	(2.5)%

Total	0.1%	0.2%	0.0%	0.4%	(0.5)%

Q3 2006:
Office Products	(4.4)%	1.3%	(2.3)%	0.6%	(4.0)%
Document Finishing	1.1%	1.4%	(1.6)%	(0.4)%	1.7%
Computer Products	4.9%	2.0%	(3.5)%	2.7%	3.7%
Commercial Laminating Solutions	(1.6)%	1.6%	0.0%	(0.2)%	(3.0)%

Total	(1.5)%	1.5%	(2.1)%	0.5%	(1.4)%

Q4 2006:
Office Products	(3.1)%	2.5%	0.0%	(0.2)%	(5.4)%
Document Finishing	4.1%	2.8%	0.0%	2.8%	(1.5)%
Computer Products	13.0%	3.8%	0.0%	(1.8)%	11.0%
Commercial Laminating Solutions	4.2%	2.7%	0.0%	(0.2)%	1.7%

Total	1.5%	2.7%	0.0%	0.6%	(1.8)%

2006 Total Year
Office Products	(1.6)%	0.6%	(0.6)%	0.2%	(1.8)%
Document Finishing	1.3%	0.5%	(0.4)%	1.2%	0.0%
Computer Products	9.5%	1.1%	(0.7)%	0.8%	8.3%
Commercial Laminating Solutions	1.0%	0.2%	0.0%	0.7%	0.1%

Total	0.7%	0.6%	(0.5)%	0.6%	0.0%

(1)	During the third quarter of 2005, the Company changed its financial reporting to a calendar month end, from the previous 27th day of the last month of our annual reporting period. The change was made to better align the reporting calendars of ACCO Brands’ companies and the acquired GBC companies. The period change affected the Company’s ACCO North American businesses and contributed four additional days to the annual period ended December 31, 2005.

Fiscal 2006 versus Fiscal 2005
Supplemental Discussion of Segment Operating Results
Based on Segment Structure Effective January 1, 2007
     The following supplemental discussion of our segment operating results, based on the Company’s new segment structure, effective January 1, 2007, is presented on a historical basis for the years ended December 31, 2006 and 2005, including GBC’s results of operations from August 17, 2005 the date of the merger with GBC. In order to provide additional information relating to our segment operating results, the Company has also presented a supplemental discussion of segment operating results as if ACCO Brands and GBC had been a combined company (pro forma) for the entire 2005 fiscal year.
  Office Products Group
Historical Results
     Office Products net sales increased $103.5 million, of which $119.0 million related to the acquisition of GBC office products. The decrease in underlying sales was primarily due to non-strategic product exits in the U.S.
     Office Products operating income decreased $51.1 million, to $13.8 million. The decrease resulted from higher restructuring and restructuring-related costs, as well as an overall decline in operating margin. The decline in operating margin was primarily due to higher costs related to the expensing of equity-based management incentive programs, investments to change our European business model and higher raw material cost, partially offset by synergy-related cost reductions.
2006 Reported Results compared to 2005 Pro forma Results
     Net sales decreased 2% from $978.5 million to $963.1 million. The decline was primarily due to the exit of $24 million of non-strategic products, primarily within the United States, as well as loss of market share and unfavorable pricing in Europe, which offset underlying volume growth in all other markets.
     Office Products operating income declined $54.8 million to $13.8 million, including restructuring and restructuring-related charges. Excluding the adverse incremental impact of restructuring and restructuring-related charges of $48.1 million, the decline in operating profit and margin was attributable to higher raw material costs that we have been temporarily unable to pass on in sales price together with unfavorable pricing in Europe, partially offset by synergy savings achieved, mainly in the second half of the year. The segment in total also saw increased charges related to increased investments in SG&A aimed at transitioning to a pan-European business model, and $7.0 million of increased equity-based incentives. Excluding the results of European operations, Office Products showed an increase in operating profit primarily due to synergy savings, partially offset by the increase in equity-based management incentives.
  Document Finishing Group
Historical Results
     Document Finishing net sales increased to $586.3 million from $354.8 million. The acquisition of GBC’s Document Finishing businesses accounted for $223.7 million of the increase. Sales volumes at Day-Timers declined by $3.6 million with lower sales in its reseller channels and the prior year benefiting from the change in reporting calendar, offset in part by higher direct to consumer sales.
     Document Finishing operating income decreased $7.1 million to $30.5 million. The decrease resulted from higher restructuring and restructuring-related costs, an overall decline in operating margin due to unfavorable pricing and higher raw material costs in Europe, higher costs related to the expensing of equity-based management incentive programs and increased investments in SG&A to transition to a pan-European business model. The decline was partially offset by the inventory acquisition step-up in 2005 of $2.7 million and synergy savings achieved mainly in the second half within the U.S. Office Products reseller channel. Operating income within our Day-Timers business was unfavorably impacted by lower sales.
2006 Reported Results compared to 2005 Pro forma Results
     Net sales increased $7.8 million, or 1% to $586.3 million. The increase was driven by higher pricing and volume in the direct sales channel document finishing businesses. This growth was offset by reduced prices and volume in the European indirect sales channel for document finishing and a reduction in sales for the Day-Timer products, which was a result of a decline in volume in the reseller channel, and the prior year benefiting from the change in reporting calendar days for the comparative periods.
     Operating income decreased $15.8 million, or 34% to $30.5 million, including restructuring and restructuring-related charges. Excluding the adverse incremental impact of restructuring and restructuring-related charges of $6.5 million, the decrease in profit and margin was principally driven by the lower profitability of the segment’s European operations, unfavorable pricing, increased SG&A investments to transition to a pan-European business model, and the temporary inability to offset higher raw material costs with increased sales prices in North America and Europe. For the segment as a whole, equity-based management incentive charges increased $1.6 million compared to 2005.
  Computer Products Group
Historical Results
     Computer Products delivered strong sales growth for 2006, increasing $19.9 million, or 10%, to $228.6 million. The strong sales growth was driven by sales of iPod ® accessories, mobile power adapters, notebook docking stations and security products. The growth was primarily the result of new product introductions and was partially offset by the exit of $6 million of sales from the non-strategic cleaning product line. Sales outside the U.S. increased 23%, while U.S. sales were flat, primarily due to the impact of distribution channel shifts from OEM to retail.
     Computer Products operating income decreased $1.8 million, or 4%, to $41.5 million. Operating margins decreased to 18.2% from 20.7%, principally due to product mix shift in addition to increased investments in selling, marketing and product development activities that were not fully offset by the benefit of volume growth. Restructuring and restructuring-related charges of $1.6 million (representing an allocation of shared services charges) and an increase of $0.7 million for equity-based management incentives also contributed to the decreased operating margins.
     No pro forma information is provided for the Computer Products segment as it was not impacted by the GBC acquisition.
  Commercial Laminating Solutions Group
Historical Results
     Commercial Laminating Solutions Group net sales increased to $173.0 million from $64.4 million in the prior year, and operating income was $12.0 million compared to $3.4 million in the prior year. The growth was attributable to 2005 results including only activity subsequent to the GBC merger.
2006 Reported Results compared to 2005 Pro forma Results
     Commercial Laminating Solutions Group net sales increased $1.7 million, or 1%, to $173.0 million. Growth was driven by higher pricing.

     Operating income increased $0.4 million, or 3%, to $12.0 million, and operating margins increased to 6.9% from 6.8%. The increase was due to inclusion of the expense related to an inventory acquisition step-up in 2005 of $1.4 million and higher sales prices in the current year, partially offset by equity-based management incentive charges, which increased $0.5 million.